UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 6, 2014

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 6, 2014, Exelon held its annual meeting of shareholders. The final results of voting on each of the matters submitted to a vote of security holders during Exelon’s annual meeting of shareholders:

1.	Election of Directors.

	FOR	AGAINST	ABSTAIN	BROKER NON- VOTE
Anthony K. Anderson	598,541,147	10,287,676	4,581,143	111,984,057
Ann C. Berzin	596,680,857	12,339,676	4,389,433	111,984,057
John A. Canning, Jr.	582,810,597	25,916,520	4,682,849	111,984,057
Christopher M. Crane	596,839,119	12,105,363	4,465,484	111,984,057
Yves C. de Balmann	588,477,827	20,208,362	4,723,777	111,984,057
Nicholas DeBenedictis	584,821,584	24,070,597	4,517,785	111,984,057
Nelson A. Diaz	595,160,182	13,599,286	4,650,498	111,984,057
Sue L. Gin	591,813,284	17,173,036	4,423,646	111,984,057
Paul L. Joskow	596,630,583	12,167,400	4,611,983	111,984,057
Robert J. Lawless	582,979,081	25,804,700	4,626,185	111,984,057
Richard W. Mies	596,038,301	12,751,302	4,620,363	111,984,057
William C. Richardson	581,918,121	26,978,108	4,513,737	111,984,057
John W. Rogers, Jr.	594,327,233	14,580,817	4,501,916	111,984,057
Mayo A. Shattuck, III	590,340,214	18,601,107	4,468,645	111,984,057
Stephen D. Steinour	583,746,449	25,113,955	4,549,562	111,984,057

2.	Ratification of PricewaterhouseCoopers LLP as Exelon’s Independent Accountant for 2014.

FOR	AGAINST	ABSTAIN
713,158,976	8,253,193	3,981,854

3.	The advisory vote on Exelon’s 2013 executive compensation.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTE
420,155,911	184,623,045	8,631,010	111,984,057

4.	The approval of Exelon’s Senior Executive Annual Incentive Plan.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTE
576,998,731	29,057,584	7,353,651	111,984,057

5.	The approval of a shareholder proposal regarding executive compensation.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTE
39,505,438	566,033,785	7,870,743	111,984,057

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Jonathan W. Thayer
Jonathan W. Thayer
Executive Vice President and Chief Financial Officer
Exelon Corporation

May 12, 2014